
<ARTICLE> CT
<LEGEND>
This schedule contains summary financial information extracted from financial statements, schedules and other disclosure contained in Form 10-Q for the period ended December 31, 1995 of B. F. Saul Real
Estate Investment Trust and is qualified in its entirety by reference to such financial statements, schedules and other disclosure.
</LEGEND>
<MULTIPLIER> 1000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-END>                               DEC-31-1995
<TOTAL-ASSETS>                                 5246157
<PREFERRED-MANDATORY>                             6642
<PREFERRED>                                          0
<COMMON>                                           516
<OTHER-SE>                                     (73778)
<TOTAL-LIABILITY-AND-EQUITY>                   5246157
<TOTAL-REVENUES>                                     0
<INCOME-TAX>                                      3753
<INCOME-CONTINUING>                               5199
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                      1294
<EPS-PRIMARY>                                    (.01)
<EPS-DILUTED>                                    (.01)

